PROMISSORY NOTE

$40,000.00	July 1, 2017

FOR VALUE RECEIVED, the undersigned, Sylios Corp (“Borrower”)(the “Company”), a Florida for profit corporation, hereby promises to pay to Valvasone Trust (“Lender”)(“Consultant”), or its successor, the principal sum of Forty Thousand and NO/100 Dollars ($40,000.00), with interest at the rate of three percent (3%) per annum. All unpaid principal and any accrued and unpaid interest shall be due and payable on September 30, 2017 (the “Demand Date”).

The Company and Consultant entered into a Consulting Agreement (the “Agreement”) dated March 1, 2017. Upon the terms of the Agreement, the Consultant was to be compensated $40,000 for services rendered. The Consultant completed the required services on or about June 29, 2017. The Company was not able to pay the Consultant the compensation due so it has agreed to issue the Consultant this Note in the amount of $40,000.

The maker of this note hereby waves presentment, protest and notice of nonpayment.

IN WITNESS WHEREOF, this Promissory Note has been executed on the day and year first above written.

VALVASONE TRUST:		SYLIOS CORP:

By:	/s/ John DellaDonna	By:	/s/ Wayne Anderson
	John DellaDonna, Trustee		Wayne Anderson, President